Exhibit 99.3

SECOND AMENDMENT TO LLC OPERATING AGREEMENT

THIS SECOND AMENDMENT (the “Second Amendment”) to the Limited Liability Company Operating Agreement of Mt. Hamilton LLC is dated effective November 22, 2013, between its Members, DHI Minerals (U.S.) Ltd., a Nevada corporation (“DHI”), and Solitario Exploration & Royalty Corp., a Colorado corporation (“Solitario”).

RECITALS

A.                DHI and Solitario are the Members of Mt. Hamilton LLC, a Colorado limited liability company, and parties to the Limited Liability Company Operating Agreement of Mt. Hamilton LLC dated December 22, 2010, as amended by (i) that March 11, 2011 Letter Agreement between DHI and Solitario, (ii) that May 17, 2011 Letter Agreement between DHI and Solitario, (iii) that June 28, 2012 Letter Agreement between DHI and Solitario, and (iv) that Amendment to LLC Operating Agreement between DHI and Solitario (the “First Amendment”) dated June 28, 2012 (collectively, the “Operating Agreement”).

B.                 Pursuant to the Operating Agreement, Solitario has the obligation, subject to the terms and conditions of the Operating Agreement, to make to DHI certain Phase III DHI US Payments, as defined therein.

C.                 DHI and Solitario now desire to modify the terms of certain of those Phase III DHI US Payments, as set forth in this Second Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties agree as follows:

1.                  The sixth sentence of Section 3.2(c)(iii) of the Operating Agreement (as modified in the First Amendment) is revised to read as follows:

Solitario shall make the following payments to DHI US (the “Phase III DHI US Payments”): (1) on or before December 31, 2013, 327,777 shares of Solitario common stock; and (2) on or before February 23, 2014, $250,000 and 50,000 shares of Solitario common stock.

2.                  The amendment to Section 3.2(c)(iii) of the Operating Agreement set forth in Paragraph 1 above and the remainder of this Second Amendment shall become effective only upon the approval of this Second Amendment by the Toronto Stock Exchange and the NYSE MKT.

3.                  Solitario Shares. With respect to the 277,777 additional shares of Solitario common stock (277,777 being the number of shares of Solitario common stock that DHI will be entitled to receive on or before December 31, 2013 in excess of the 50,000 shares that it was originally entitled to receive on or before August 31, 2014) to be received by DHI US under this Second

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Amendment (the “Solitario Shares”), DHI US hereby represents, warrants, covenants and acknowledges as follows:

(a)                Investment Intent. It is receiving the Solitario Shares for its own account for investment purposes only and not with a view to resale or distribution in any manner that is in violation of the United States Securities Act of 1933, as amended (the “US Securities Act”) or any applicable state securities laws (the “State Securities Laws”).

(b)               Sophistication. It has, alone or together with its professional advisors, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Solitario Shares.

(c)                Access to Information. It has had access to and reviewed all publicly available information concerning Solitario.

(d)               Restrictions on Resale. It understands that the Solitario Shares have not been registered under either the US Securities Act or the State Securities Laws and, therefore, cannot be resold or otherwise transferred unless they are registered under the US Securities Act and the applicable State Securities Laws or unless an exemption from such registration is available, in which event the undersigned might still be limited as to the amount of the Solitario Shares that may be sold. It understands that it has no rights to require registration of the Solitario Shares under the US Securities Act or the State Securities Laws at any time.

(e)                Acknowledgement of Restrictive Legend. It acknowledges that the certificates representing the Solitario Shares, when delivered, will have appropriate orders restricting transfer placed against them on the records of the transfer agent for the Solitario Shares, and will have placed upon them an appropriate restrictive legend. It agrees not to attempt any transfer of any of the Solitario Shares without first complying with the substance of said legend, and that satisfaction of the requirements set forth in such legend may, if Solitario so requests, depend in part upon an opinion of counsel reasonably acceptable in form and substance to Solitario. In addition, such legend shall include the following: THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX. UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE THE DATE THAT IS [date that is 4 months and one day after the date of issue].

4.                  Capitalized terms used in this Second Amendment but not defined herein shall have the meaning ascribed to them in the Operating Agreement. As modified by this Second Amendment, the parties hereby confirm and agree that all of the terms and provisions of the Operating Agreement are in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment effective as of the date first set forth above.

DHI Minerals (U.S.) Ltd., a Nevada corporation

By: /s/ Trey Wasser

Name: Trey Wasser

Title: Sec/Treas

Solitario Exploration & Royalty Corp., a Colorado corporation

By: /s/ Christopher E. Herald

Name: Christopher E. Herald

Title: President & CEO